UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2011
The Howard Hughes Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Noel Road, Suite 950, Dallas, Texas	75240

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-741-7744
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The information contained in this Current Report purusant to this “Item 2.02 Results of Operations and Financial Condition” is being furnished. The information on this Item on Form 8-K and on Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
On April 7, 2011, The Howard Hughes Corporation (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2010. A copy of this press release is attached hereto as Exhibit 99.1.
Item 7.01 Regulation FD Disclosure.
The information contained in this Current Report purusant to this “Item 7.01 Regulation FD Disclosure” is being furnished. The information on this Item on Form 8-K and on Exhibit 99.2 and Exhibit 99.3 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
On April 7, 2011, The Howard Hughes Corporation (the “Company”) issued letters to its shareholders from each of the Company’s Chairman of the Board and Chief Executive Officer via press releases. Copies of the press releases are attached hereto as Exhibit 99.2 and Exhibit 99.3.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 7, 2011 announcing the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2011.
99.2	Press release dated April 7, 2011 containing a letter to the Company’s shareholders from the Chairman.
99.3	Press release dated April 7, 2011 containing a letter to the Company’s shareholders from the CEO.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Howard Hughes Corporation
April 11, 2011	By:	Grant Herlitz
		Name:	Grant Herlitz
		Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 7, 2011 announcing the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2011.
99.2	Press release dated April 7, 2011 containing a letter to the Company’s shareholders from the Chairman.
99.3	Press release dated April 7, 2011 containing a letter to the Company’s shareholders from the CEO.